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                                 [LETTERHEAD]


December 5, 1997




Mr. John S. Rendall
Chairman and CEO
Solv-Ex Corporation
2121 Menaul NE
Albuquerque, NM 87107


Dear Mr. Rendall:

This letter is to notify you that for business reasons, KPMG Peat Marwick LLP resigns, effective immediately, from its client auditor relationship with Solv-Ex Corporation.

Very truly yours,


KPMG PEAT MARWICK LLP
---------------------
KPMG Peat Marwick LLP







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